EXHIBIT 10.35





                                   [PHOTOCOPIES/SIGNATURES)






                          IMC 757/767 PROJECT
                               AGREEMENT



                       Dated as of December 1, 1994

                            IMC 757-767 PROJECT
                                 AGREEMENT

                             Table of Contents



ARTICLE I      LOCATION AND DESCRIPTION OF THE 757/767
               PROJECT..........................................  8

     101       Location.........................................  8
     102       Description......................................  8


ARTICLE II     CONSTRUCTION OF THE 757/767 PROJECT..............  9

     201       Construction of the 757/767 Project..............  9


ARTICLE III    FINANCING........................................ 10

     301       Financing........................................ 10
     302       Repayment........................................ 10
     303       Costs of the Project; Indiana Project
                    Costs....................................... 10


ARTICLE IV     FINANCIAL INCENTIVES............................. 11

     401       Account.......................................... 11
     402       State Incentives and State Bonds................. 12


ARTICLE V      ADDITIONAL COVENANTS............................. 14

     501       Necessary Actions................................ 14
     502       Taxes............................................ 14
     503       Supplemental Disclosure.......................... 15
     504       Governmental Assistance.......................... 15
     505       Airport Rates and Charges........................ 16


ARTICLE VI     COVENANTS OF UNITED.............................. 17

     601       Construction and Operation of the 757/767
                    Project as a Part of the IMC
                    Facility.................................... 17
     602       Reimbursement.................................... 18
     603       Minority Business Enterprise and Women
                    Business Enterprise Goals................... 24


ARTICLE VII    LEASE ARRANGEMENTS............................... 25

     701       Master Lease Agreement........................... 25
     702       Lease Terms...................................... 25


ARTICLE VIII   REPRESENTATIONS AND WARRANTIES OF THE
                    STATE....................................... 26

     801       Power and Authority.............................. 26
     802       Due Authorization................................ 26
     803       Due Execution.................................... 26
     804       Consents and Approvals; NO Violation:............ 26
     805       Operation of the 757/767 Project and
                    the IMC Facility:........................... 27
     806       No Injunctions, Suits or Proceedings............. 27


ARTICLE IX     REPRESENTATIONS AND WARRANTIES OF UNITED......... 29

     901       organization and Existence....................... 29
     902       Power and Authority.............................. 29
     903       Due Authorization................................ 29
     904       Due Execution.................................... 29
     905       Consents and Approvals; No Violation............. 29


ARTICLE X      INDEMNIFICATIONS; SURVIVAL OF REPRESENTATIONS
                    AND WARRANTIES.............................. 31
     1001      Indemnification by the State..................... 31
     1002      Indemnification by United........................ 32
     1003      Survival of Representations, Etc................. 32


ARTICLE XI     TERMINATION...................................... 33

     1101      Termination...................................... 33
     1102      Procedure upon Termination....................... 33
     1103      Effect of Termination............................ 34
     1104      Breach........................................... 34
     1105      Other Rights and Remedies........................ 34


ARTICLE XII    MISCELLANEOUS.................................... 35

     1201      Expenses......................................... 35
     1202      Further Assurances............................... 35
     1203      Alternative Dispute Resolution;
                    Arbitration................................  35
     1204      Parties in Interest.............................  37



     1205      Amendments and Waiver............................ 37
     1206      Entire Agreement; Non-Merger....................  37
     1207      Headings......................................... 38
     1208      Notices.......................................... 38
     1209      Third Parties.................................... 39
     1210      Independent Parties.............................. 39
     1211      Appropriations................................... 39
     1212      Non-Discrimination............................... 40
     1213      Drug-Free Workplace.............................. 40
     1214      Counterparts..................................... 40
     1215      Governing Law.................................... 41
     1216      Severability..................................... 41

EXHIBITS

                        IMC 757/767 PROJECT
                             AGREEMENT



    AGREEMENT,  dated as of December 1, 1994 (the "Agreement"),  by and  between  the  State  of Indiana, acting  by  and  through  its

Department  of Commerce (the "State"), and United Air  Lines,  Inc.

("United").



                            RECITALS

    A.      In   November   1991,   United  selected   Indianapolis

International Airport (the "Airport") as the site of its new, state-

of-the-art,   major   aircraft  maintenance  facility   (originally

referred  to as "MOC-II and currently redesignated and referred  to as the "Indianapolis Maintenance Center" or the "IMC Facility").

    B.     United  has previously entered into the MOC-II Agreement

dated  as  of  November 21, 1991 (together with  subsequent  letter agreement  amendments dated June 15, 1992, and December  23,  1993,

the  "Original Agreement") , by and among the State,  the  City  of

Indianapolis,  Indiana  (the  "City"),  the  Indianapolis   Airport

Authority (the "Authority") (the State, the City and the Authority,

collectively,  the  "Governments") and United,  pursuant  to  which

United  has  agreed to locate the IMC Facility on a specified  site

(the "Site") at the Airport, subject to the terms and conditions of the Original Agreement.

      C.    Subsequent to the date of and pursuant to the  original

Agreement,  United  and the Authority have entered  into  a  Master

Lease   Agreement   (together  with  subsequent  letter   agreement

amendments  dated  June 15, 1992, and December  23,  1993,  and  an

Amendment to Lease Agreements dated May 11, 1993, the "Master Lease

Agreement"), with respect to the construction, lease and  operation of  the IMC Facility and a Construction Management Agreement  dated

as   of  March  1,  1992  (the  "Original  Construction  Management

Agreement"),  as  amended  by  an  Amendment  to  the  Construction management Agreement, dated as of August 1, 1993 (the "Construction

Management  Agreement Amendment" and, together  with  the  Original

Construction  Management  Agreement, the  "Construction  Management

Agreement"), under which, to expedite the construction process  and to  assure that the IMC Facility conforms to and complies with  the needs  of  United,  the  Authority has  designated  United  as  its construction manager for the purpose of granting to United, to  the extent permitted by law, the responsibility and authority to act as

the   agent  for  and  on  behalf  of  the  authority  with   total

responsibility and authority to manage the design, construction and equipping  of the IMC Facility, including the delegation to  United of  any and all approval authority with respect to the IMC Facility to the extent allowed by Indiana law.



     D.   Construction of the IMC Facility began in August 1992 and

has  been  expeditiously pursued to the satisfaction of United  and the  State.  The IMC Facility was dedicated nearly a year ahead  of schedule and under budget, on March 2, 1994, with the first  Boeing

737   arriving  for  maintenance  on  March  28,   1994.    It   is

anticipated by United that Phase I (as defined in the Master Lease

Agreement) of the IMC Facility will be completed in accordance with the Original Agreement.



     E.   Each of United and the State has substantially complied

with all of its respective commitments under the Original

Agreement.



     F.   As originally contemplated by United and the Governments,

the   IMC  Facility  would  be  dedicated  to  meeting  the   heavy

maintenance  requirements of United's growing fleet of  Boeing  737 aircraft.



      G.    Because of its strong partnership with the  State,  the

City  and the Authority and the advantages and attractions  of  the

IMC  Facility  to and for United, United has already  expanded  the types of maintenance operations to be conducted at the IMC Facility

to   include  certain  types  of  lighter  maintenance,   and   has

consequently commenced certain maintenance operations  at  the  IMC

Facility  approximately one year earlier than contemplated  by  the

Original Agreement.

      H.    Because of its strong partnership with the  State,  the

City  and the Authority and the advantages and attractions  of  the

IMC  Facility  to and for United, United also has now  proposed  to expand the number and nature of the aircraft types to be maintained at the IMC Facility to include United's entire and growing fleet of

Boeing 757 and Boeing 767 aircraft as well as its growing fleet  of

Boeing 737 aircraft.

      I.    United  currently operates and maintains 88 Boeing  757

aircraft and 42 Boeing 767 aircraft, representing approximately 25%-

of   United's  fleet.   The  Boeing  757  aircraft,  carrying   185

passengers,  is  one of the most efficient aircraft  in  commercial

aviation  on  a  cost-per-passenger-mile  basis.   The  Boeing  767

aircraft,  carrying  210  passengers, represents  one  of  Boeing's newest  generation of aircraft.  Heavy maintenance visits for  each of  the  Boeing  757  and  Boeing 767  fleets  would  be  currently scheduled  to  occur in the second quarter of 1996 in Indianapolis.

Since many components of the Boeing 757 and Boeing 767 aircraft are interchangeable, an interlinking of the maintenance of  the  Boeing

757 and Boeing 767 aircraft fleets makes sound business sense.

      J.    Airframe maintenance of the Boeing 737, Boeing 757  and

Boeing  767  aircraft at the IMC Facility will bring  approximately

65% of United's current total aircraft fleet to Indiana for regular airframe maintenance operations.

      K.   The IMC Facility has been contemplated by the parties to

the Original Agreement and designed and constructed by United to be flexible  and  expandable with respect to the nature and  types  of operations and functions that can be performed.  Accordingly, while the  hangars  for  maintenance of the Boeing  757  and  Boeing  767 aircraft are substantially larger than hangars required for  Boeing

737  aircraft maintenance and will each be required to be specially designed,  constructed  and integrated into  the  IMC  Facility  as

contemplated    in   the   Original   Agreement,   the    resulting

reconfiguration of the IMC Facility is both feasible and consistent with the nature, substance, function and intent of the IMC Facility as contemplated by the Original Agreement.

    L.    Construction of the Boeing 757 and Boeing 767 maintenance

hangars  will  require hundreds of additional Hoosier  construction workers  and  tens  of  millions of  dollars  of  expenditures  for additional  materials  and services to be  purchased  and  procured within Indiana.

    M.     The Boeing 757 and Boeing 767 maintenance hangars,  when

complete, are expected and anticipated by United to result in

(i)  capital additions to the IMC Project with an anticipated  cost of  up  to  $117 million and (ii) at least 1200 new and  additional employees  in good paying jobs at the IMC Facility by December  31,

1996.

     N.   The State believes that the expansion of the IMC Facility

through the construction and operation of the Boeing 757 and Boeing

767  maintenance  hangars will allow the IMC  Facility  to  make  a further  and  faster  contribution to the  diversification  of  the

Indiana  economy; will provide an enhanced and earlier  opportunity for  the  State,  Central Indiana and the  City  to  attract  other aerospace  and aerospace-related business to Indiana; will  provide more  Hoosier workers with an earlier and unprecedented opportunity to  improve the quality of their skills and work; and will  provide

(through the need for additional numbers of better educated, better skilled Hoosier workers at the IMC Facility and related businesses)

the  State's higher education institutions -- especially  Vincennes

University, Purdue University, Indiana University-Purdue University

at Indianapolis and Indiana Vocational Technical College -- with an even  greater and earlier opportunity to help prepare these workers for their new jobs.


      0.    United  has already established itself as  a  committed

corporate citizen of Indianapolis and Indiana.

      P.   The State is entering into this Agreement with United in

reliance  upon United's representations, warranties, covenants  and agreements,  especially those with respect to the construction  and equipping  of two additional hangars for Boeing 757 and Boeing  767 aircraft  maintenance at and as a part of the IMC Facility  at  the

Airport  and  the  employment of at least 1,200  additional  highly skilled  workers  in good paying jobs relating to  such  additional hangars.

      Q.   United is entering into this Agreement with the State in

continuing reliance upon the respective representations,

warranties, covenants and agreements of the State under the

Original Agreement, and in further reliance upon the State's additional representations, warranties, covenants and obligations hereunder,  especially those obligations to provide to United the financial incentives provided for herein and an environment

conducive to efficiency of operation in accordance with the

Original Agreement and this Agreement.



    NOW,   THEREFORE,  in  consideration  of  the  representations,

warranties, covenants and agreements contained herein, and  subject to  the  terms  and conditions described below, the parties  hereto agree as follows.  Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Appendix I to  the

Original Agreement.





                             ARTICLE I

          LOCATION AND DESCRIPTION OF THE 757/767 PROJECT

     101.  Location.   United  agrees to construct  and  equip  two

additional   hangars  for  Boeing  757  and  Boeing  767   aircraft

maintenance (the "757/767 Project") at and as an integral part  of the  IMC  Facility  on  the  Site at the  Airport  as  defined  and described  in the Original Agreement.  As an integral part  of  the

IMC  Facility, the 757/767 Project will be subject to the terms and conditions of the Master Lease Agreement.


      102. Description.  The 757/767 Project is generally described

on  Exhibit  A  hereto.   The parties acknowledge  and  agree  that

nothing  contained  herein or in Exhibit  A  hereto  shall  prevent

United  from  making  changes  to the 757/767  Project  description provided  that  such  description changes do  not  change  United's commitments as expressed in this Agreement.





                            ARTICLE II

                CONSTRUCTION OF THE 757/767 PROJECT

     201.  Construction of the 757/767 Project.

      (a)  The State acknowledges and agrees generally that Article

II   of  the  Original  Agreement  shall  control,  to  the  extent applicable, the construction and equipping of the 757/767  Project,

and  acknowledges and agrees specifically, but without  limitation,

that  (i)  the Authority has committed under the Original Agreement to  confer  upon  United complete discretion with  respect  to  the selection of, and contracting for, professional services, including program management, architectural design, engineering services and,

to  the  extent  permitted  by law, all additional  non-contractual issues  and  matters  and (ii) United will, at  United's  election,

construct  and  equip  the  757/767  Project  pursuant  to  and  in accordance  with United's rights, responsibilities and  obligations under  the  terms  and  conditions of the  Construction  Management

Agreement.

     (b)   In addition to this Section 201, the State shall, to the

extent  permitted  by  law,  continue  to  support  and  reasonably cooperate  with  United  in seeking administrative  or  legislative relief  or advantage with respect to the expedited construction  of the 757/767 Project and continued operation of the IMC Facility.



                            ARTICLE III
                             FINANCING

      301.  Financing.  United hereby represents and warrants  that it  is proceeding to finance a portion of the Costs of the Project,

as  hereinafter defined, including Costs of the Project relating to the  757/767 Project, through the issuance and sale by  or  through the  Authority  of one or more series of bonds payable  from  lease rentals  under the Master Lease Agreement and constituting  Special

Facility Bonds, as defined and described in and subject to  Section

3.01(a) of the Original Agreement.

    302.   Repayment.  United shall be responsible for  paying  all

debt  service  on  the Special Facility Bonds by making  the  lease rental  payments  specified  in  the  Master  Lease  Agreement,  as supplemented  in  connection with the issuance of Special  Facility

Bonds.  United acknowledges and agrees that the State shall have no liability  with respect to the payment of principal of and  premium

(if  any)  and interest on the Special Facility Bonds  or  United's obligations  to  make rental payments as described  in  the  Master

Lease Agreement, as so supplemented.

    303.   Costs  of  the  Project;  Indiana  Project  Costs.   For

purposes of this Agreement:

     a)   "Costs of the Project" shall have the meaning set forth

in Section 3.03(a) of the Original Agreement.

     b )  "Indiana Project Costs" shall have the meaning set

forth in Section 3.03(b) of the Original Agreement.



                            ARTICLE IV

                       FINANCIAL INCENTIVES

      401. Account.

       (a)   In  accordance  with  Section  4.01  of  the  original

Agreement, the proceeds of bonds as described in Sections  301  and

402  of this Agreement shall be or continue to be deposited in  one or  more  trust accounts with a trustee bank or banks permitted  to serve as a trustee for the particular bond issue under Indiana law,

acceptable to United, pursuant to a trust indenture, resolution  or ordinance  for  such bonds (all such trust accounts,  collectively,

the  "Account").   All deposits in the Account and  any  investment

income  thereon  (subject to any required  rebate  to  the  federal government) shall be available at the direction of United solely to fund the Costs of the Project as provided in Section 303 hereof and the  provisions  set forth in the Master Lease  Agreement  and  the

Construction Management Agreement.  The funds in the Account  shall be  invested by or on behalf of the State or another entity issuing on behalf of the State (the "Issuer") at the direction of United in obligations  in  which the Issuer is legally authorized  to  invest

such  funds.   For  the purposes, among others, of  complying  with

State law and maintaining the tax-exemption of the Special Facility

Bonds and the State Bonds (as defined herein), funds deposited into the  Account  may be segregated; set aside in separate accounts  as may  be required under any trust indenture, resolution or ordinance providing  for the issuance of the Special Facility  Bonds  or  the

State Bonds; or accounted for otherwise.

     (b)   On  or  before the 15th day of each month following  the

initial  deposit into the Account pursuant to this Article  IV  and until  all  funds in the Account have been expended,  United  shall cause to be provided to the Issuer, on behalf of the State, records of  all  deposits to and payments from the Account,  together  with appropriate  documentation therefor.  United shall also  provide  a designee  of  the  State,  reasonably acceptable  to  United,  with reasonable  access during normal business hours to  United's  books and records relating to all payments made from the Account.

      (c)  United acknowledges and agrees that, with respect to the issuance and sale of the State Bonds, (i) certain actions  will  be required  to  be  taken by various State governmental  entities  to effect  the  issuance  and  sale of  such  State  Bonds;  (ii)  the conditions  customarily included in bond purchase  agreements  with respect  to such State Bonds will be required to be satisfied;  and

(iii)  United  will  cooperate fully with, and  provide  sufficient information  to, the Issuer to effectuate the Issuer's  ability  to issue  and sell the State Bonds on a tax-exempt basis.  United  and the  State acknowledge and agree to cooperate and consult with each other regarding all such activities.


     402.  State Incentives and State Bonds.
      (a)   Subject  to the actions and conditions referred  to  in

Section 401 (c) having been taken or satisfied, as the case may be,



the  Issuer  shall  issue and sell a special series  of  tax-exempt revenue bonds (the "State Bonds"), the principal of and premium (if any)  and  interest  on  which, and all other  costs  and  expenses relating thereto (except as provided in Section 1201 hereof), shall be  payable  solely  from available funds of the Issuer,  including lease  rentals payable from any State appropriations which  may  be made by the Indiana General Assembly.  As soon as practicable,  but in  any event not later than April 15, 1995, unless a longer period of time is agreed to by United, the State shall cause the Issuer to deposit $26 million, in cash, from the proceeds of the issuance  of the  State Bonds into the Account.  United acknowledges and  agrees that  the  State Bonds will be issued by the Indiana Transportation

Finance Authority or such other Issuer as the State shall cause  to issue such bonds.

     (b)  The State covenants and agrees that United shall have  no liability  with respect to the issuance, sale or repayment  of  the

State Bonds, or any other obligations with respect thereto, and  no portion  of the IMC Facility, including the 757/767 Project,  shall be  pledged,  directly  or indirectly, to  secure  any  obligations relating to the State Bonds.



                             ARTICLE V
                       ADDITIONAL COVENANTS

      501.   Necessary  Actions.  The State  hereby  covenants  and

agrees  to  use its best efforts to cause each of its affected  and applicable agencies, authorities, boards and commissions and  other entities to take all actions necessary or appropriate to effect  to the  fullest  extent  possible all of the covenants  of  the  State contained  in this Agreement as soon as practicable after-the  date hereof.


     502. Taxes.

      a)   The State affirms its acknowledgment and agreement under

Section  5.04 of the Original Agreement to the effect  that  United

(i)  has  initially selected the Airport as the  site  of  the  IMC

Facility,  and  has now selected the Airport as the  site  for  the inclusion  within  the  IMC Facility of  the  757/767  Project,  in

reliance  upon  the  current  State  and  local  governmental   tax

structures  and with the expectation that the fundamental  policies underlying  such  tax structures would not change significantly  in the  future; and (ii) has entered into this Agreement in continuing reliance upon the representations and warranties made by the  State under  Section 5.04 of the Original Agreement concerning State  and local property, sales and use and corporate income taxes.

      b)   The State affirms its acknowledgment and agreement under

Section  5.04  of  the Original Agreement that changes  in  current

State  and local taxes may result in the creation of fees and taxes that  could  produce  results that are, in  effect,  discriminatory against  United  in  contravention of  the  understandings  of  the

parties  hereto  and  the  parties to the Original  Agreement.   In

furtherance thereof, the State covenants and agrees to  the  extent permitted  by law that it will not seek or support any  changes  in such taxes that are, in effect, limited to the airlines or to their suppliers.

     (c)   United  acknowledges that the State  has  supported  and

cooperated,  in  accordance with Section 5.04(c)  of  the  Original

Agreement,  with United in obtaining legislative relief from  those provisions of Indiana's corporate tax law that could have  resulted in additional corporate tax liability for United.

      503.  Supplemental Disclosure.  The State  and  United  shall

have,   and  in  accordance  with  Section  5.06  of  the  Original

Agreement,  shall  continue to have, the continuing  obligation  to notify  the other promptly of any event, circumstance or  discovery

leading   to  a  reasonable  conclusion  that  any  representation,

warranty,  covenant  or agreement contained in  this  Agreement  is incomplete,  inaccurate  or  not  complied  with  in  any  material respect.


     504.  Governmental Assistance.

      (a)  In addition to the obligations contained in Section 2.01 of  the Original Agreement and as an affirmation of Section 5.07 of the  Original  Agreement, the State shall continue to cooperate  in good  faith  with United and with the City, the Authority  and  any other  affected governmental entity or agency to assist  United  in obtaining  or  maintaining in effect all federal, State  and  local licenses, permits, approvals and authorizations under any  and  all applicable laws, ordinances, regulations, rules, orders or  decrees that  are  necessary,  in  the reasonable judgment  of  United,  to construct,  equip, utilize and operate the IMC Facility,  including the 757/767 Project, as expeditiously as possible.

     (b)   To continue to facilitate the foregoing commitment,  the

State  shall  continue to employ an expedited review  process  with respect  to all aspects of the IMC Facility, including the  757/767

Project, through which process United will submit all documentation

required   for  any  license,  permit,  approval  or  authorization

necessary or appropriate to be obtained from or maintained with the

State or any agency or instrumentality thereof.

     505.  Airport  Rates  and  Charges.   The  State  affirms  its

agreement  and  understanding under Section 5.08  of  the  original

Agreement that none of the costs and expenses to or for the account of  the  State or any other governmental entity in connection  with the  provision  of  the incentives pursuant to Article  IV  of  the

Original  Agreement or Article IV hereof shall  or  should  in  any manner be paid, directly or indirectly, from airport rates, charges or  landing  fees  paid by United or any other  airline  under  its respective Agreement and Lease of Premises with the Authority.





                            ARTICLE VI
                        COVENANTS OF UNITED

     601.  Construction and Operation of the 757/767 Project  as  a

Part of the IMC Facility.

     (a)  United agrees to locate, construct and equip (or cause to construct and equip) the 757/767 Project as an integral part of the

IMC Facility at the Airport.

     (b)   During  the  term of the Master Lease Agreement,  United

will utilize the IMC Facility, including the 757/767 Project, as  a major aircraft maintenance facility.

     (c)   United  agrees that an aggregate of at least 1,200  full

time  employees (the "757/767 Employees") will be employed by United at  the  757/767  Project  within the IMC  Facility  on  or  before

December 31, 1998.

     (d)   Subject  to  the  provisions. of  Section  602  of  this

Agreement,  the  agreements by United set forth  in  the  foregoing paragraph (c) of this Section 601 are separate from and in addition to  the  covenants of United set forth in Section  6.01(c)  of  the

Original Agreement.

     (e)   The estimated annual payroll and benefits for the United

employees allocable to the 757/767 Project within the IMC  Facility are  expected  to aggregate more than $54 million by  December  31,

1997.

      (f)  Subject to the compliance by the State, the City and the

Authority  with  Section  2.01 and Section  5.07  of  the  Original

Agreement,  United agrees to construct the 757/767  Project  as  an integral part of the IMC Facility.

     (g)   United continues to be committed to assisting the  State

in  its  economic  development efforts and, in  this  regard,  will continue to use its best efforts to cooperate with the State in  an effort  to induce other private entities to locate significant  new economic  development  projects related  to  the  IMC  Facility  in

Indiana.


     602.  Reimbursement.

     (a)   United acknowledges and agrees that the State has entered

into  this  Agreement and has agreed to provide the incentives  set forth herein, in part, in reliance upon the covenants of United set forth  in Section 601 hereof.  In furtherance thereof, the  parties hereto  agree that if any of such covenants are not fulfilled,  the following  provisions shall serve as the sole and exclusive  remedy of the State, subject to Article XI of this Agreement:


          (i) In the event that on or before December 31, 2001, the aggregate Indiana Project Costs, including the Indiana Project Costs expended or allocated for the construction and equipping of the 757/767 Project, do not equal or exceed $800 million (in actual dollars expended), United (A) affirms its obligations under
     Section 6.02 (a) (i) of the Original Agreement to pay to the State and the other Governments, as defined in the Original Agreement, the amount determined in the manner and paid in accordance with Section 6.02 (a) (i) of the Original Agreement; and (B) shall make an additional payment to the State of an aggregate amount equal to the product of (1) a fraction, the numerator of which shall be $800 million minus the actual Indiana Project Costs accrued or expended through December 31, 2001, and the denominator of which shall be $800 million; times (2) a fraction, the numerator of which shall be $26 million and the denominator of which shall be three.


          (ii)  In  the  event that during the  calendar  year
     ending December 31, 2004 (or any earlier calendar year selected by United in its sole discretion), there are not at least 7,500 Facility Employees, including the 757/767 Employees, United shall pay to the State an aggregate amount equal to the product of (X) a fraction, the numerator of which shall be 7,500 minus the actual number of Facility Employees for the year ending December 31, 2004 (or such earlier year selected by United), and the denominator of which shall be 1,200; times (Y) $26 million; times (Z) a fraction, the numerator of which shall be two and the denominator of which shall be three. In the event that a calculation is required to be made under this clause (ii) and the actual number of Facility Employees for the year ending December 31, 2004 (or such earlier year selected by United) is less than 6,300, then the first sentence of this clause (ii) shall not apply and United shall pay to the State the sum of $17,333,333.33. United further acknowledges that it may also be liable to make payments to the State and the other Governments as set forth in Section 6.02(a) (ii) of the Original Agreement.

          (iii) Notwithstanding clause (ii) above, in the event that for the calendar year referred to in clause
     (ii) above, the number of Facility Employees is less than 7,500, for purposes of determining whether United shall be required to make any payment to the State pursuant to such clause (ii), the number of Facility Employees shall be recalculated so that such number will equal the sum of
     (A) the number of Facility Employees (including 757/767 Employees) for such calendar year, plus (B) the number of Net New United Employees for such calendar year, plus (C) the number of Ancillary Employees for such calendar year.

               (iv) For  purposes of this Section 602:

                     (W)  "Facility Employees" means  the
          average   number   of  all   Full-Time   United
          Employees and Full-Time Equivalents employed at the Facility during any year.

                     (X)  "Full-Time United Employees and
          FullTime  Equivalents" shall mean all Full-Time
          United    Employees   and   Full-Time    United
          Equivalents;   "Full  Time  United   Employees"
          means  any United employee who works (including
          all  vacation  time, sick time and compensatory
          time)  an average of 35 hours or more per  week
          of  employment;  provided,  however,  that  any
          employees  covered  by a collective  bargaining
          agreement  shall  be  deemed  to  satisfy  this
          requirement   if   they  work  (including   all
          vacation  time,   sick  time  and  compensatory
          time)  at  least  the minimum number  of  hours
          required  of  full-time  employees  under   the
          applicable    terms   of    their    respective
          collective bargaining agreements; and "FullTime
          United Equivalents" means  (i) with respect  to
          United   employees  covered  by  a   collective
          bargaining  agreement who  are  not  Full  Time
          United Employees, the aggregate number of hours
          per  week  during  any relevant  period  worked
          (including  all vacation time,  sick  time  and
          compensatory   time)  by  all  such   employees
          divided  by  the number obtained by multiplying
          the  minimum number of hours per week  required
          of  full-time  employees under  the  applicable
          collective bargaining agreement by the   number
          of   weeks  in  such   period;   or  (ii)  with
          respect  to  all other employees that  are  not
          Full-Time   United  Employees,  the   aggregate
          number of hours worked per week (including  all
          vacation time, sick time and compensatory time)
          during   any  relevant  period  by   all   such
          employees, divided by the number obtained by multiplying 35 times the number of weeks in such period.

               (Y)  "Net New United Employees" shall mean
          the  average  number  of all  Full-Time  United
          Employees   and  Full-Time  Equivalents  (other
          than   Facility   Employees)  employed  in  the
          State  in  any  year in excess of  the  average
          number  of Full-Time United Employees and  Full
          Time  Equivalents employed in the State  during
          the  year  ending December 31, 1991;  provided,
          however,  that  Net New United Employees  shall
          not    include  any  employee  of  a   business
          acquired  by  United (by merger or  otherwise),
          after  the  date  hereof  who  prior  to   such
          acquisition worked in the State . for such business.

                (Z)  "Ancillary Employees" shall mean the
          average  number of full-time employees employed
          in   the   State  during  any   year   of   all
          corporations  or other entities  which  conduct

          business   falling  within  Standard   Industry
          Group  No. 372 and all corporations engaged  in
          the  aircraft or aeronautical industries  which
          conduct   businesses  falling  within  Standard
          Industry Classification Nos. 3592, 3694,  3714,
          3812,  4581,  or  8731 and such other  Standard
          Industry  Classification Numbers as  the  State
          and  United agree to, and which directly  serve
          the  IMC Facility, but only to the extent  that
          such  employee's job has been created  by  such
          business  since  November  15,  1991.   Without
          limiting  the foregoing, United and  the  State
          agree   that  the  term  "Ancillary  Employees"
          hereunder shall include employees of non United
          owned or controlled entities working on a full-
          time  basis  at the IMC Facility and performing
          functions  or  services  which  were  or  would
          reasonably   have  been  contemplated   to   be
          performed  or carried out by United   employees
          as  of  the  time of execution of the  Original
          Agreement.

     (b)  For purposes of Paragraph (a) of this Section 602, (i) no later  than  March 31, 2002, United shall deliver to  the  State  a certificate  (a  "Determination  Certificate")  of  an  appropriate officer  of United, certifying as to the aggregate Indiana  Project

Costs  on December 31, 2001 or such earlier time selected by United

(in  actual  dollars expended) ; and (ii) no later than  March  31,

2005, United shall deliver to the State a Determination Certificate of  an  appropriate officer of United, certifying as to the  actual number  of  Facility Employees during the year ending December  31,

2004,  or  such earlier year selected by United.  All amounts  used for  such  computation  shall be determined according  to  United's internal  books  and records, except that the number  of  Ancillary

Employees  shall be determined pursuant to good faith  negotiations between United and  the State consistent  with Section 6.02 of  the

 Original Agreement or certificates of United and employers of such

 Ancillary  Employees.  For purposes of reviewing any Determination

 Certificate,  a  designee of the State acceptable to  United  will have  the right, during normal business hours, to review the books and  records  of  United related solely to the matters  set  forth therein.  Any Determination Certificate shall be deemed conclusive of  the facts set forth therein and shall be final and binding  on the  parties hereto, unless challenged by the State within 45 days following delivery.

      (c)    In the event that United is required to reimburse  the

 State  pursuant to Paragraph (a) of this Section 602, United shall make  such  payment  within 45 days following the  date  that  the

 applicable   Determination  Certificate   provided   pursuant   to

 Paragraph (b) of this Section 602 becomes final and binding on the

 State, in cash, by wire transfer to a trust account designated  by the  State  in writing at least three business days prior  to  any required payment date. Any such payment shall be separate from and in  addition  to any payment that may be required to  be  made  by

 United  to  the  State  and  the  other Governments   pursuant  to

 Section 6.02 of the Original Agreement.  Any such payment made  to the  State  pursuant  to  the Determination Certificate  described under Section 602(b)(i) shall be held by the State in escrow under mutually  agreeable terms until December 31, 2004,  and  shall  be paid to the State at such time only in the event that Section  602

 (e) does not apply.



     (d)   The parties hereto acknowledge and agree that any amount

required  to   be  paid  by United to the State  pursuant  to  this

Section  602  represents a good faith estimate of  damages  to  the

State  as  a  result of United's failure to fulfill  the  covenants contained herein, and is not intended to be a penalty imposed  upon

United.

     (e)   Notwithstanding any other provision of this Section 602,

in  the  event  that  for any calendar year  ending  on  or  before

December 31, 2004, the number of Facility Employees, including  the

757/767  Employees, equals or exceeds 7900, the provisions of  this

Section  602  shall  terminate and United shall have  no  liability hereunder or under Section 6.02 of the Original Agreement  pursuant to Section 6.02(e) thereof.  Any amounts which have previously been

paid  to  the  State  by United  and held in   escrow  pursuant  to

Section 602(c) shall be thereupon returned to United, together with any  interest  earned on such amounts during the period  of  escrow investment.

      (f)  Nothing  in this  Agreement generally, or in Section 601 or  this  Section  602  of this Agreement in particular,  shall  be deemed in any way to modify, amend, alter or affect any obligation,

liability or covenant of United set forth in the Original Agreement with  respect  to  the City or the Authority,  or  any  obligation,

liability or covenant of the City or the Authority set forth in the

Original Agreement with respect to United. Neither the City nor the

Authority shall be, or deemed to be, a third-party beneficiary for any purposes under this Agreement.

       603.   Minority  Business  Enterprise  and  Women   Business

Enterprise  Goals.   United  and  the  State  affirm  the  Minority

Business  Enterprise  and  Women  Business  Enterprise  goals   and

provisions of Section 6.03 of the Original Agreement.





                            ARTICLE VII

                        LEASE ARRANGEMENTS

    701.   Master Lease Agreement.  The 757/767  Project  shall  be

an integral part of and shall be included for all purposes with the

IMC  Facility  leased  to  United  pursuant  to  the  Master  Lease

Agreement.

    702.   Lease  Terms.  Interests in the IMC Facility,  including

the  757/767 Project, financed with the proceeds of the State Bonds shall  be  leased  or subleased by the Authority to United pursuant to  the Master Lease Agreement.  United shall have no liability for any  additional amounts required with respect to the lease  of  the portions  of  the  IMC  Facility, including  the  757/767  Project,

financed  with  the  State  Bonds except  for  its  obligations  to maintain and operate the IMC Facility.





                           ARTICLE VIII

            REPRESENTATIONS AND WARRANTIES OF THE STATE

     The State represents and warrants to United as follows:

      801.  Power and Authority.  The State has all requisite power and  authority  to  enter into this Agreement and  to  perform  its obligations under this Agreement.


      802.  Due  Authorization.  Except   as  otherwise  set  forth

herein,  all acts and  other proceedings  required to be  taken  by the  State to authorize the execution, delivery and performance  of this Agreement have been duly and properly taken.

     803.  Due  Execution.  This Agreement has  been duly  executed and  properly delivered by the State and constitutes  a  valid  and binding  obligation of the State, enforceable against the State  in accordance  with this Agreement's terms, subject to (i) bankruptcy,

insolvency,  reorganization, moratorium and similar laws  affecting creditors,  rights generally heretofore or hereafter  enacted;  and

(ii)  the  exercise of judicial discretion in accordance  with  the general principles of equity; and (iii) the valid exercise  of  the constitutional  powers  of  the State  and  the  United  States  of

America.

     804. Consents and Approvals; No Violation.  The execution  and delivery  of  this  Agreement  by  the  State  does  not,  and  the consummation  by the State of the transactions contemplated  hereby and compliance by the State with the terms hereof will not:





     (a)   conflict  with  or  result in a  violation  of  (i)  any

provision of any instrument governing the State (including, without

limitation,   the  State  Constitution  and  any   State   enabling

legislation) or (ii) any judgment, order, writ, injunction, decree,

statute,  law,  ordinance,  rule or regulation  applicable  to  the

State; or

     (b)   conflict with or result in or cause any material breach,

violation  of  or  default under any material contract,  agreement,

other  instrument,  commitment, arrangement,  or  understanding  or grant  to  which  the  State  is  a party  or  which  is  otherwise applicable to the State.

     805.  Operation of the 757/767 Project and the  IMC  Facility.

There is no law, ordinance, regulation or rule of the State enacted or,  to  the  best knowledge  of the State,  proposed  that  would prohibit  United  from fully utilizing the IMC Facility,  including the 757/767 Project, on a 24-hour-a-day, seven-day-a-week basis  in the manner currently contemplated.


     806.  No Injunctions, Suits or Proceedinqs.

     (a)   None of the commitments of the State to provide benefits

to  United  hereunder  is  the subject  of  any  injunction,  suit,

proceeding or other challenge.

      (b)  Except as disclosed to United as of the date hereof, the

State  has not received any communication, whether from any  member of  the  Indiana General Assembly, a citizens' group,  taxpayer  or

otherwise,   with  respect  to  any  proposed  or   current   suit,

proceeding,  legislation  with respect  to  or  challenge  to  this

Agreement or any of the transactions contemplated hereby. The State agrees to inform United of any such communications and, subject  to the attorney-client privilege, to provide United with copies of all such communications whenever received.







                            ARTICLE IX
             REPRESENTATIONS AND WARRANTIES OF UNITED

     United hereby represents and warrants to the State as follows:

      901.  Organization and Existence.  United  is  a  corporation duly  organized,  validly existing and in good standing  under  the laws  of the State of Delaware.  United has all requisite corporate power  and authority to own, lease and  operate its properties  and to carry on its business as now being conducted.

     902.  Power and Authority.  United has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement.

     903.   Due  Authorization.   All  corporate  acts  and   other

proceedings  required  to  be  taken by  United  to  authorize  the execution,  delivery  and performance of this Agreement  have  been duly and properly taken.

     904.  Due  Execution.  This Agreement  has been duly  executed and  properly  delivered by United and constitutes  the  valid  and

binding  obligation  of  United,  enforceable  against  United   in

accordance  with its terms, subject to (i) bankruptcy,  insolvency,

reorganization,  moratorium and similar laws affecting  creditors',

rights  generally  heretofore or hereafter  enacted  and  (ii)  the exercise  of  judicial discretion in accordance  with  the  general principles of equity.

      905. Consents and Approvals; No Violation.  The execution and delivery of this Agreement by United does not, and the consummation of  the  transactions contemplated hereby and compliance  with  the terms  hereof will not, (a) conflict with or result in a  violation of  (i)  its Certificate of Incorporation or By-laws; or  (ii)  any judgment, order, writ, injunction, decree, statute, law, ordinance,

rule  or regulation applicable to United; or (b) conflict with,  or result  in  or cause any material breach, violation of  or  default

under,   any   material  contract,  agreement,  other   instrument,

commitment, arrangement or understanding to which United is a party or which otherwise applies to United.





                             ARTICLE X

                   INDEMNIFICATIONS; SURVIVAL OF
                  REPRESENTATIONS AND WARRANTIES

1001.      Indemnification  by the State.  To  the  fullest  extent

permitted  by  law  and subject to Section 1211 hereof,  the  State agrees  to  indemnify, defend and hold harmless the United  Parties

from   and  against  any  and  all  losses,  liabilities,  expenses

(including  attorneys and other professionals' fees and  expenses),

claims and damages asserted against, resulting to, imposed upon  or suffered by the United Parties or any of them to the extent arising from  or  attributable to (i) any breach of any  representation  or warranty by the State contained in this Agreement, (ii) any  breach or  nonperformance  of  any  covenant or  agreement  of  the  State contained  in this Agreement, (iii) any action, suit or  proceeding relating to or challenging any of the obligations of the State  set forth  in  this Agreement, or (iv) the issuance, sale or  repayment of  the  State Bonds.  Although the State's obligations under  this

Section  1001  are  subject  to  Section  1211  hereof,  the  State covenants that it will do all things lawfully within its  power  to obtain and maintain funds from which to meet its obligations  under this  Section 1001, including, without limitation, making  separate provision for any such obligations under this Section 1001 in  each budget,  or adjustments thereto, submitted to the General  Assembly

of  the  State for the purpose of obtaining appropriations;   using

its  bona  fide  best efforts to have such portion of  the  State's budget  approved; and exhausting all available reviews and  appeals in the event such portion of the State's budget is not approved.

      1002.      Indemnification by United.  To the fullest  extent

permitted  by  law,  United agrees to indemnify,  defend  and  hold

harmless   the  State  from  and  against  any  and   all   losses,

liabilities,    expenses   (including    attorneys'    and    other

professionals'  fees  and expenses), claims  and  damages  asserted against, resulting to, imposed upon or suffered by the State to the extent  arising  from  or attributable to (i)  any  breach  of  any representation  or warranty of United contained in this  Agreement,

(ii)  any breach or nonperformance of any covenant or agreement  of

United  contained in this Agreement, or (iii) any action,  suit  or proceeding  relating to or challenging any of  the  obligations  of

United set forth in this Agreement.

     1003.     Survival of Representations, Etc.  The parties agree

that  each  of  the  representations,  warranties,  covenants   and

agreements contained herein shall survive the consummation  of  the transactions contemplated hereby.




                            ARTICLE XI
                            TERMINATION

     1101.      Termination.  Notwithstanding  any other  provision

of  this  Agreement,  this  Agreement may  be  terminated  and  the transactions contemplated hereby may be abandoned:


      (a)  by mutual written agreement of the parties hereto;

      (b)  by the State, in the event of a material breach by United of  its obligations set forth in Section 601 (a), (b), (c), (f)  or

(g)  hereof  which  is  not cured within forty-five  (45)  days  of written notice thereof;

     (c)   by United, in the event of (i) a material breach by  the

State  of its obligations set forth in Sections 501 or 1211 hereof,

which  is  not cured within forty-five (45) days of written  notice thereof  or  (ii)  in the event that the financial  incentives  set forth  in  Section  402  hereof of this  Agreement  have  not  been provided  within the time period set forth in Section  402  hereof;

and

     (d)    unless   earlier  terminated,  this   Agreement   shall

automatically  terminate and be of no further force  or  effect  on

November 22, 2050.

      1102.      Procedure upon Termination.  In the event  of  the

termination   of  this  Agreement  and  the  abandonment   of   the

transactions  contemplated hereby pursuant to Section 1101  hereof,

written  notice thereof shall forthwith be given by  the  party  so terminating to the other party, and this Agreement shall terminate,

and  the  transactions  contemplated  hereby  shall  be  abandoned,

without further action by the State or United hereunder.

     1103.       Effect  of  Termination.  If  this  Agreement   is

terminated pursuant to Section 1101 hereof:

     (a)   Except  as provided in Section 1104 hereof, neither  the

State  nor  United shall have any liability hereunder to the  other party hereto;

     (b)   United shall have no obligation to reimburse  the  State

for  amounts expended from the Account pursuant to Section  401  of this Agreement; and

     (c)   The  provisions of Sections 1001, 1002, 1003,  1104  and

1201 hereof and this Section 1103 shall survive any termination  of this Agreement.

     1104.      Breach.   In  no  event shall termination  of  this

Agreement limit or restrict the rights and remedies of either party hereto against the other party to the extent that such other  party has  willfully  breached  the  terms of  this  Agreement  prior  to termination hereof.


      1105.     Other Rights and Remedies.  The right of any party

 hereto to terminate this Agreement shall not in any manner affect or limit such party's right to exercise any other right or remedy it may have in addition to its right of termination hereunder, or any right or remedy it may have under the Original Agreement.

                            ARTICLE XII


                           MISCELLANEOUS

     1201.     Expenses.  Except as otherwise provided herein, each

party  shall pay all fees and expenses incurred by it in connection

with  the  transactions  contemplated by  this  Agreement.   United

acknowledges  that  the  costs  incurred  in  connection  with  the issuance  of  the  State Bonds may be disbursed from  the  proceeds thereof,  so long as the amount required to be deposited  into  the

Account pursuant to Section 402 of this Agreement is so deposited.

     1202.     Further Assurances.  From time to time, either party

may  request  the  other  party  to  execute  and  deliver  to  the requesting  party such documents and to take such other  action  as the  party  may  reasonably  request in order  to  consummate  more effectively the transactions contemplated herein.


     1203.     Alternative Dispute Resolution; Arbitration.

     (a)   If a dispute arises between the parties relating to this

Agreement,  the parties agree, to the fullest extent  permitted  by law, to use the following procedure to resolve the dispute:


           (i) A meeting shall be held promptly between the parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute;

          (ii) If, within 15 days after that meeting, the parties have not succeeded in negotiating a resolution of the dispute, they hereby agree to submit the dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association and to bear equally the costs of the mediation;

           (iii) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in this regard from the American Arbitration Association if they are unable to agree upon this appointment within 15 days from the conclusion of the negotiation period; and

          (iv) The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days. If the parties are not successful in resolving the dispute through the mediation, then the parties agree that, to the fullest extent permitted by law, the dispute shall be settled by binding arbitration in accordance with the procedures set forth below.
     (b)   If any dispute cannot be settled in accordance with  the

procedures set forth above, to the fullest extent permitted by law,

then:

          (i) Either the State or United may request arbitration of the dispute by giving the other party written notice that specifies the matter sought to be arbitrated and designates a person to act as arbitrator;

          (ii) within 10 business days after receipt of that notice, the State or United, as the case may be, shall send written notice to the party requesting arbitration and designating a second person to act as arbitrator;

          (iii) Within 10 business days after receipt of the written notice of the second arbitrator, the two arbitrators, by mutual agreement, shall designate a third arbitrator. If the time provided in subparagraph (ii) above expires before the written notice of the second arbitrator is sent to the party requesting arbitration, the first arbitrator shall designate the two additional arbitrators.

          (iv) Promptly after the third arbitrator's designation, but in no event later than 30 days thereafter, at a date to be set by the arbitrators, an arbitration hearing shall be held in Indianapolis, Indiana. The Commercial Arbitration Rules of the American Arbitration Association shall apply at the arbitration hearing, and the three arbitrators shall allow the State and United to each present, in the presence of the other party, its case, including opening statement, evidence, witnesses, if any, and summation. The arbitrators shall render their decision within 30 days of the hearing; and


          (v) The decision and award, if any, of the majority of the arbitrators shall be final, binding and nonappealable as to the parties hereto. Any award shall provide for the entire costs and expenses of the arbitration, including reasonable attorney's fees, by the losing party where it is determined that the arbitration has been made necessary by the refusal or failure of that party to negotiate in good faith the matter that is the subject matter of the arbitration. If no such determination is made, each party shall bear its own costs and expenses. Judgment may be entered on any award so rendered in any court of competent jurisdiction.

     1204.   Parties in Interest.  This Agreement shall be  binding

upon,  inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.  The rights and  obligations  of  the State and United  hereunder  may  not  be assigned without the consent of the other party.

     1205.   Amendments and Waiver.  This Agreement may be  amended

only by a written instrument executed by both of the parties.   Any

condition  precedent  to  a party's obligations  hereunder  may  be waived in writing by that party to the extent permitted by law.

      1206.  Entire Agreement; Non-Merger.  This Agreement and  the

schedules  and exhibits hereto, together with the other  agreements referred to herein, contain the entire understanding of the parties

hereto  with  respect  to  their subject  matter.   This  Agreement

supersedes  all  prior  agreements  and  understandings,  oral  and written,  with  respect  to the subject matter  set  forth  herein,

provided that (a) the Original Agreement shall not be deemed to  be merged into or modified or amended or superseded by this Agreement,

and  (b)  this  Agreement is and shall be deemed to be supplemental only  to  the  Original Agreement with respect  to  the  additional rights  and  obligations of United and the State set forth  herein.

Except  as so supplemented by the provisions set forth herein,  the

Original  Agreement shall continue in full force  and  effect  with respect  to  the  rights, title, interests and obligations  of  the

State and United.

    1207.   Headings.  The article  and section headings  contained

in  this  Agreement are for reference purposes only and  shall  not affect  in any way the meaning or interpretation of this Agreement.

1208.   Notices.   All  notices,  claims,  certificates,  requests,

demands and other communications hereunder shall be in writing  and shall be deemed to have been duly given if delivered personally  or mailed  (registered  or  certified mail,  postage  prepaid,  return receipt requested) as follows:

     If to the State:


          Indiana Department of Commerce
          Office of the Lieutenant Governor
          Indianapolis, Indiana 46204
          Attention: Frank O'Bannon, Director

    If to United:

          United Air Lines, Inc.
          1200 Algonquin Road
          Elk Grove Township, Illinois 60007
          Attention: Stuart Oran, Esq.
                     Executive Vice President
                     and General Counsel

     With a copy to:


             Larry Clark, Vice President - Properties
                                           and Facilities

or  to  such other address as the person to whom notice  is  to  be given  may have previously furnished to the other party in  writing in  the  manner set forth above;  provided, that notice of a change of address shall be deemed given only upon receipt.

      1209.  Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any entity or  person  other than the parties hereto and their  successors  or permitted assigns any rights or remedies under or by reason of this

Agreement.


      210.  Independent Parties.  With respect  to  the  State  and

United, each   party, in the performance of this Agreement, will be

acting  in  an   individual capacity and not as an agent, employee,

partner, joint venturer or associate of one another.  The employees or  agents of the State shall not be deemed or construed to be  the employees  or  agents  of United, and the employees  or  agents  of

United  shall  not  be deemed or construed to be the  employees  or agents  of  the State for any purposes whatsoever.  Neither  United nor  the  State will assume any liability for any injury (including death)  to any persons, or any damage to any property, arising  out of the acts or omissions of the agents, employees or subcontractors of the other party.

       1211.    Appropriations.    The  payment   and   performance

obligations of the State under  Section 1001  of this Agreement are subject to the appropriation and the availability of funds and,  in this  regard, this Agreement may be terminated by United, in  whole or  in part, if the State Budget Director makes an official written

determination  that  funds  are  not  appropriated   or   otherwise

available to support continuation of performance of the State under

this  Agreement.   An official determination by  the  State  Budget

Director that funds are not appropriated or otherwise available  to support continuation of performance shall be final and conclusive.

     1212.  Non-Discrimination.  United and its subcontractors,  if any,  shall not discriminate against any employee or applicant  for employment  in the performance of this Agreement, with  respect  to the hire, tenure, terms, conditions or privileges of employment  or any matter directly or indirectly related to employment because  of such person's race, color, religion, sex, handicap, national origin or ancestry.

     1213.   Drug-Free  Workplace.   United  hereby  covenants  and

agrees  (a) to continue to make a good faith effort to provide  and maintain  during the term of this  Agreement a drug-free  workplace at  the  IMC Facility; and (b) that it will give written notice  to the  State  within 10 days after receiving actual notice  that  any

Facility  Employee has been convicted of a criminal drug  violation occurring at the Site. In addition, United hereby acknowledges that the entry of the State into this Agreement is expressly subject  to the  Drug-Free Workplace Certificate, attached as Exhibit B hereto.

United covenants to undertake its best efforts to comply with  this

Section  1213  and the representations of United set forth  in  the

Drug-Free Workplace Certificate.

       1214.   Counterparts.   This  Agreement  may   be   executed

simultaneously  in  several counterparts, each of  which  shall  be deemed an original, but all of which together shall constitute  one and the same instrument.

    1215.   Governing Law.  This Agreement  shall be  governed  by,

and  construed  and enforced in accordance with, the  laws  of  the

State of Indiana, without regard to the conflicts of law principles thereof.

     1216.   Severability.  In the event  that any clause,  portion

or  section of this Agreement is unenforceable or invalid  for  any reason, as long as the economic benefits expected to be derived  by

each   of   the   parties   are  not  materially   affected,   such

unenforceability or invalidity shall not affect the  enforceability or validity of the remainder of this Agreement.







     IN WITNESS WHEREOF, the parties hereto have executed this

Agreement as of the day and year first above written.


                              STATE OF INDIANA, ACTING BY AND
                              THROUGH ITS DEPARTMENT OF
                              COMMERCE

                              By: /s/ Frank O'Bannon
                                  Frank O'Bannon, Director

APPROVED:

DEPARTMENT OF ADMINISTRATION:

By:  /s/ William Shenberg
Date:  28 December 1994


STATE BUDGET AGENCY:

By:  /s/ Jean S. Blackwell
     Jean S. Blackwell,
     State Budget Director

Date:  28 December 1994


APPROVED ONLY AS TO FORM AND
LEGALITY WITH RESPECT TO THE STATE:

By:  /s/ Pamela Carter
     Pamela Carter,
     Attorney General

Date:  28 December 1994


APPROVED AND RATIFIED

By:  /s/ Evan Bayh
     Evan Bayh, Governor

Date:  4 January 1995






                              ****

                              UNITED AIR LINES, INC.

                              By:  /s/ Stuart I. Oran
                              Name:  Stuart I. Oran

                              Title:  Executive Vice President
                                      Corporate Affairs and
                                      General Counsel


ATTEST:

                             BY:  /s/ Mary Jo Georgen
                             Name:  Mary  Jo C. Georgen


                              Title:  Assistant Secretary












                           EXHIBIT LIST

A.         Description of the 757/767 Project (Section 101)

B.        Drug-Free Workforce Certificate (Section 1213)













                             EXHIBIT A

                Description of the 757/767 Project



                         [To be supplied]






                             EXHIBIT B

                         STATE OF INDIANA
                 DRUG-FREE WORKPLACE CERTIFICATION


     Pursuant to Executive Order No. 95-0, April 12, 1990, Issued by Governor Evan Bayh, the Indiana Department of Administration requires the Inclusion of this certification In all contracts with and grants from the State of Indiana in excess of $25,000. No award of a contract or grant shall be made, and no contract, purchase order or agreement, the total amount of which exceeds
$25,000, shall be valid unless and until this certification has been fully executed by the Contractor or Grantee and attached to the contract or agreement as part of the contract documents. False certification or violation of the certification may result in sanctions including, but not limited to, suspension of contract payments, termination of the contract or agreement and/or debarment of contracting opportunities with the State for up to three (3) years.

     The  Contractor/Grantee  certifies and  agrees  that  it  will provide a drug-free workplace by:

      (a)   Publishing  and providing to all  of  its  employees  a
statement notifying employees that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition; and

     (b) Establishing a drug-free awareness program to Inform employees about (1) the dangers of drug abuse in the workplace; (2) the Contractor's policy of maintaining a drug-free workplace; (3) any available drug counseling, rehabilitation, and employee assistance programs; (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace;

     (c) Notifying all employees in the statement required by subparagraph (a) above that as a condition of continued employment the employee will (1) abide by the terms of the statement; and (2) notify the employer of nay criminal drug statute conviction for a violation occurring In the workplace no later than five (5) days after such conviction;

     (d) Notifying in writing the contracting State Agency and the Indiana Department of Administration within ten (10) days after receiving notice from an employee under subdivision (c)(2) above, or otherwise receiving actual notice of such conviction;

      (e) Within thirty (30) days after receiving notice under subdivision (c)(2) above of a conviction, Imposing the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace: (1) take appropriate personnel action against the employee, up to and Including termination; or (2) require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State or local health, law enforcement, or other appropriate agency; and

     (f) Making a good faith effort to maintain a drugfree workplace through the implementation of subparagraphs (2) through
(3) above.

    THE UNDERSIGNED AFFIRMS, UNDER PENALTIES OF PERJURY, THAT HE OR SHE IS AUTHORIZED TO EXECUTE THIS CERTIFICATION ON BEHALF OF THE DESIGNATED ORGANIZATION.




Printed  Name of Organization                      Contract/Grantee
ID Number


Signature of Authorized Representative            Date


Printed Name and Title


State Form                                        DAPW 150
44260                                             Rev. 8/90